As filed with the Securities and Exchange Commission on February 25, 2010
No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

rue21, inc.
(Exact name of registrant as specified in its charter)

Delaware	5600	25-1311645
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

800 Commonwealth Drive
Suite 100
Warrendale, Pennsylvania 15086
(724) 776-9780
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert N. Fisch
President and Chief Executive Officer
rue21, inc.
800 Commonwealth Drive
Suite 100
Warrendale, Pennsylvania 15086
(724) 776-9780
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff, Esq. Jason K. Zachary, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	William F. Gorin, Esq. Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒
(File No. 333-164902)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
                                       (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)(2)	Per Share(3)	Price(1)(2)(3)	Registration Fee
Common Stock, $0.001 par value	1,138,861 shares	$28.50	$32,457,539	$2,315

(1)	Includes shares of common stock that the underwriters may purchase, including pursuant to the option to purchase additional shares, if any, from certain of the selling stockholders.

(2)	The 1,138,861 shares being registered under this Registration Statement are in addition to the 5,823,097 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-164902).

(3)	Based on the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of rue21, inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. This registration statement relates to the Company’s registration statement on form S-1, as amended (File No. 333-164902), initially filed by the Company on February 12, 2010 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 25, 2010. The Company is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders named in the original registration statement by 1,138,861 shares, 150,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock to cover overallotments, if any. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1, as amended (File No. 333-164902), including the exhibits and the powers of attorney thereto, are incorporated by reference into this registration statement.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than close of business on February 26, 2010); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than February 26, 2010.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in the Company’s Registration Statement on Form S-1, as amended (File No. 333-164902), are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit
Number	Description
5.1	Form of Opinion of Kirkland & Ellis LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the Registrant (File No. 333-164902)).
24.2	Power of Attorney (incorporated by reference to Exhibit 24.2 included with the Registration Statement on Form S-1 of the Registrant (File No. 333-164902)).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warrendale, Pennsylvania on February 25, 2010.

rue21, inc.

By:	/s/ Robert N. Fisch
Name:   Robert N. Fisch
Title:     President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below:

Signature		Title	Date

/s/ Robert N. Fisch Robert N. Fisch		President, Chief Executive Officer and Chairman (principal executive officer)	February 25, 2010

/s/ Keith A. McDonough Keith A. McDonough		Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	February 25, 2010

* John F. Megrue, Jr.		Director	February 25, 2010

* Alex S. Pellegrini		Director	February 25, 2010

* Douglas E. Coltharp		Director	February 25, 2010

* Arnold S. Barron		Director	February 25, 2010

* Macon F. Brock Jr.		Director	February 25, 2010

*By:	/s/ Keith A. McDonough Keith A. McDonough, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Form of Opinion of Kirkland & Ellis LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the Registrant (File No. 333-164902)).
24.2	Power of Attorney (incorporated by reference to Exhibit 24.2 included with the Registration Statement on Form S-1 of the Registrant (File No. 333-164902)).